Filed pursuant to Rule 433

Free Writing Prospectus

July 23, 2024

Registration No. 333-277008

Will link to: https://www.franklintempleton.com/strategies/franklin-ethereum-etf-ezet

Now available:
Franklin Ethereum ETF (EZET)

Exposure to Ethereum without the hassle of buying ETH directly –discover the latest from Franklin Templeton Digital Assets.*

Learn more



*Important Information Franklin Bitcoin ETF (the "Fund") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.franklintempleton.com.

FRANKLIN TEMPLETON

Investments | Managers | Insights | Planning & Learning | Tools & Resources


Now available: Franklin Ethereum ETF (EZET)

Understanding the value of the Ethereum network

Global Investment Management Survey

Explore our Investment Managers

Putnam Investments | Royce

PLANNING & LEARNING

Be Prepared for What's Next

Retirement Planning | Education Savings | Charitable Giving | Our Products

FIND WHAT YOU NEED

Top Resources

Podcasts

Forms & Applications

GETTING STARTED

How Can We Help?

Open an Account

Get Started

Compare Investments

Let's Compare

Contact Us

Let's Connect

INSIGHTS

Explore Our Views on Market Topics and Investment Themes


ClearBridge

AOR insights: Soft CPI offers leadership rotation preview



Multi-asset credit—Time to shake the trees


Franklin Templeton
Fixed Income

Central banks—Will inflation stay, or will it go?

ACCOUNTS

Access Your Accounts

Sign In

User ID

Password

Sign In

Don't have an account?

FRANKLIN TEMPLETON